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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations of TransMontaigne for the year ended June 30, 2003 give effect to the acquisition of the Coastal Fuels assets as if it had occurred on July 1, 2002 using the purchase method of accounting, as adjusted to reflect pro forma interest expense assuming the net proceeds from the issuance of the senior subordinated notes are used to repay our senior secured term loan. The pro forma adjustments are based on estimates and assumptions explained in further detail in the accompanying notes to unaudited pro forma condensed consolidated financial statements.

The historical statements of operations of Coastal Fuels Marketing, Inc. have been adjusted from a calendar year presentation to match our fiscal year end of June 30th. The historical statements of operations of Coastal Fuels Marketing, Inc. have been adjusted further to eliminate operating results related to assets formerly owned by Coastal Fuels Marketing, Inc., but disposed of prior to our acquisition of the Coastal Fuels assets.

We have provided all the historical information set forth herein regarding us and our subsidiaries and the assumptions and adjustments for the pro forma information, and El Paso CGP Company has provided all the historical information set forth herein regarding Coastal Fuels Marketing, Inc.

The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only. The pro forma financial results may have been different if the companies had always been combined as of the date indicated above, and do not purport to indicate the future results that we will experience.

The following information should be read together with the historical financial statements and related notes of TransMontaigne included in TransMontaigne's Annual Report on Form 10-K, as amended, for the year ended June 30, 2003, and Coastal Fuels Marketing, Inc. included herein as Exhibit 99.1.

TransMontaigne Inc. and subsidiaries

Pro forma condensed consolidated statements of operations
Year ended June 30, 2003
(In thousands)

	TransMontaigne Year Ended June 30, 2003 (1)	Coastal Eight Months Ended February 28, 2003 (3)	Pro Forma Acquisition Adjustments		Pro Forma Combined Year Ended June 30, 2003	Pro Forma Financing Adjustments		Pro Forma As Adjusted Combined Year Ended June 30, 2003
Supply, distribution and marketing:
Revenues	$8,241,001	$406,757	—		$8,647,758	—		$8,647,758
Less cost of products sold	(8,190,918)	(394,206)	—		(8,585,124)	—		(8,585,124)

Net operating margins	50,083	12,551	—		62,634	—		62,634

Terminals, pipelines and tugs and barges:
Revenues	82,988	27,809	—		110,797	—		110,797
Direct operating costs and expenses	(35,196)	(19,884)	—		(55,080)	—		(55,080)

Net operating margins	47,792	7,925	—		55,717	—		55,717

Total net operating margins	97,875	20,476	—		118,351	—		118,351

Costs and expenses:
Selling, general and administrative	(40,491)	(1,410)	—		(41,901)	—		(41,901)
Depreciation and amortization	(19,371)	(1,355)	(3,013	)(4)	(23,739)	—		(23,739)
Lower of cost or market write-downs on product linefill and tank bottom volumes	(633)	—	—		(633)	—		(633)
Corporate relocation and transition	(1,449)	—	—		(1,449)	—		(1,449)

	(61,944)	(2,765)	(3,013)		(67,722)	—		(67,722)

Operating income	35,931	17,711	(3,013)		50,629	—		50,629
Other income (expense):
Dividend income from petroleum related investments	374	—	—		374	—		374
Interest income	286	—	—		286	—		286
Interest expense	(14,705)	(52)	(4,527	)(5)	(19,284)	(7,459	)(6)	(26,743)
Other financing costs:
Amortization of debt issuance costs	(1,725)	—	—		(1,725)	—		(1,725)
Write-off of debt issuance costs	(5,775)	—	—		(5,775)	—		(5,775)
Unrealized gain on interest rate swap	2,224	—	—		2,224	—		2,224
Other expense	—	(179)	—		(179)	—		(179)

Earnings before income taxes and cumulative effect of a change in accounting principle	16,610	17,480	(7,540)		26,550	(7,459)		19,091
Income tax expense	(8,510)	(7,418)	2,871	(7)	(13,057)	3,431	(7)	(9,626)

Earnings before cumulative effect of a change in accounting principle	$8,100	$10,062	$(4,669)		$13,493	$(4,028)		$9,465

Earnings per common share(2):
Basic	$0.10				$0.24			$0.14

Diluted	$0.10				$0.24			$0.14

Weighted average common shares outstanding:
Basic	39,116				39,116			39,116

Diluted	39,263				39,263			39,263

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TransMontaigne Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed
Consolidated Financial Statements

(1)
The amounts presented for TransMontaigne represent historical amounts from TransMontaigne's June 30, 2003 Consolidated Financial Statements contained in our Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission.

(2)
Earnings (loss) per common share is presented before the cumulative effect of a change in accounting principle and where applicable reflects the dilutive impact of potential common shares.

(3)
Because the most recent fiscal year end of Coastal Fuels Marketing, Inc. differs from TransMontaigne's most recent fiscal year end by more than 93 days, the income statement of Coastal Fuels Marketing, Inc. was adjusted to present a period consistent with TransMontaigne's fiscal year end. As a result, amounts in this column represent the results of operations attributable to the Coastal Fuels assets acquired by TransMontaigne for the eight-month period ended February 28, 2003 (i.e., the period from July 1, 2002 through the date of acquisition of the Coastal Fuels assets by TransMontaigne).

	Six Months Ended December 31, 2002 (8)	Adjustments to Add Two Months Ended February 28, 2003	As Adjusted Eight Months ended February 28, 2003
Supply, distribution, and marketing:
Revenues	$282,771	$123,986	$406,757
Less cost of product sold	(275,297)	(118,909)	(394,206)

Net operating margins	7,474	5,077	12,551

Terminals and pipelines:
Revenues	20,427	7,382	27,809
Less direct operating costs and expenses	(14,130)	(5,754)	(19,884)

Net operating margins	6,297	1,628	7,925

Total net operating margins	13,771	6,705	20,476

Costs and expenses:
Selling, general and administrative	(1,117)	(293)	(1,410)
Depreciation and amortization	(1,237)	(118)	(1,355)
Corporate relocation and transition	—	—	—

	(2,354)	(411)	(2,765)

Operating income	11,417	6,294	17,711
Other income (expense):
Dividend income from and equity in earnings of petroleum related investments	—	—	—
Interest income	—	—	—
Interest expense	(50)	(2)	(52)
Other financing costs:
Early payment penalty on senior notes	—	—	—
Amortization of debt issuance costs	—	—	—
Write-off of debt issuance costs	—	—	—
Unrealized loss on interest rate swap	—	—	—
Other income (expense)	(44)	(135)	(179)

Earnings before income taxes	11,323	6,157	17,480
Income tax expense	(4,805)	(2,613)	(7,418)

Net earnings	$6,518	$3,544	$10,062

(4)
Represents a net increase in depreciation expense resulting from the elimination of the historical depreciation expense of the Coastal Fuels assets and the recording of depreciation expense based on a preliminary allocation of the purchase price of the Coastal Fuels assets of $120 million (net of the working capital), including approximately $30 million allocated to the value of land, approximately $90 million allocated to plant and equipment and approximately $3.0 million allocated to an acquired intangible, with a weighted average life for depreciation of 15 years (resulting in annual depreciation expense of $6.5 million per year).

(5)
Represents the elimination of historical interest expenses and historical interest income attributable to the Coastal Fuels assets and the recognition of interest expense at an interest rate of 5.0% on amounts borrowed under TransMontaigne's Term Loan to finance the acquisition of the Coastal Fuels assets.

(6)
Represents the elimination of pro forma interest expense at an interest rate of 5.0% on amounts borrowed under TransMontaigne's Term Loan to fund the $156 million purchase price of the Coastal Fuels assets and the elimination of pro forma interest expenses, at a rate of 5.13% on a $44 million reduction in borrowings under the Working Capital Credit Facility and recognition of interest expense on the $200 million of senior subordinated notes offered hereby at an interest rate of 9.125%.

(7)
Adjustment to reflect provision for income taxes resulting from pro forma income before income taxes, assuming an effective tax rate of 46% for the year ended June 30, 2003.

(8)
Because certain Coastal Fuels Marketing, Inc. assets were disposed of by Coastal Fuels prior to the TransMontaigne acquisition, the historical Coastal Fuels Marketing, Inc. income statement has been adjusted to eliminate amounts attributable to assets of Coastal Fuels Marketing, Inc. that were not acquired by TransMontaigne.

The following table reconciles the historical Coastal Fuels Marketing, Inc. statement of operations for the year ended December 31, 2002 to a statement of operations for the Coastal Fuels assets for the six months ended December 31, 2002 (in thousands):

	Historical Year Ended December 31, 2002	Adjustments to Eliminate Assets Not Acquired	Adjustments to Eliminate Six Months Ended June 30, 2002	As Adjusted Six Months Ended December 31, 2002
Supply, distribution, and marketing:
Revenues	$820,046	$(281,739)	$(255,536)	$282,771
Less cost of product sold	(802,755)	283,685	243,773	(275,297)

Net operating margins	17,291	1,946	(11,763)	7,474

Terminals and pipelines:
Revenues	38,975	(5,626)	(12,922)	20,427
Less direct operating costs and expenses	(31,912)	4,260	13,522	(14,130)

Net operating margins	7,063	(1,366)	600	6,297

Total net operating margins	24,354	580	(11,163)	13,771

Costs and expenses:
Selling, general and administrative	(3,146)	196	1,833	(1,117)
Depreciation and amortization	(2,728)	408	1,083	(1,237)
Corporate relocation and transition	—	—	—	—

	(5,874)	604	2,916	(2,354)

Operating income	18,480	1,184	(8,247)	11,417
Other income (expense):
Dividend income from and equity in earnings of petroleum related investments	—	—	—	—
Interest income	812	—	(812)	—
Interest expense	(1,430)	—	1,380	(50)
Other financing costs:
Early payment penalty on senior notes	—	—	—	—
Amortization of debt issuance costs	—	—	—	—
Write-off of debt issuance costs	—	—	—	—
Unrealized loss on interest rate swap	—	—	—	—
Other income (expense)	30	—	(74)	(44)

Earnings before income taxes	17,892	1,184	(7,753)	11,323
Income tax expense	(7,593)	(502)	3,290	(4,805)

Net earnings	$10,299	$682	$(4,463)	$6,518

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  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS